The symbol "**" is used throughout this exhibit to indicate that a portion of the exhibit has been omitted and filed separately with the Commission.


                                 Exhibit 10.45
                                 -------------

                            CROSS LICENSE AGREEMENT
                            -----------------------

     THIS CROSS LICENSE AGREEMENT (the "Agreement") effective the 26/th/ day of March, 1997 (the "Effective Date") is made by and between CELL GENESYS, INC., a Delaware corporation ("Cell Genesys"), ABGENIX, INC., a Delaware corporation and subsidiary of Cell Genesys ("Abgenix"), XENOTECH, L.P., a California limited partnership ("Xenotech"), and JAPAN TOBACCO INC., a Japanese corporation ("Japan Tobacco"), on the one hand, and GENPHARM INTERNATIONAL, INC., a California corporation ("GenPharm"), on the other hand.


                                   RECITALS


     WHEREAS, the parties have entered into that certain Release and Settlement Agreement dated March 26, 1997 (the "Settlement Agreement"); and


     WHEREAS, in partial consideration of the Settlement Agreement, GenPharm desires to grant to Xenotech and the other parties desire to grant to GenPharm cross licenses under certain patent rights, on the terms and conditions set forth herein.


     NOW, THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:

1.   DEFINITIONS

     For purposes of this Agreement, the terms set forth in this Article, when capitalized, shall have the meanings set forth below.


     1.1  "Affiliate" shall mean any entity which directly or indirectly
           ---------
controls, is controlled by or is under common control with any one of the parties. An entity shall be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors or if it has the contractual power to designate fifty percent (50%)or more of the directors of a corporation (or, in the case of an entity that is not a corporation, for the election or designation of the corresponding managing authority). [**]


     1.2  "Antibody" shall mean a composition [**] said antibody [**] having
           --------
been generated from a [**] or having been derived from nucleotide sequences encoding, or amino acid sequences of, an antibody obtained from a [**].


     1.3  "Antibody Product" shall mean [**]
          -----------------


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                                      -2-

[**].

     1.4  "[**]" shall mean a [**].
           ----

     1.5  "[**]" shall mean [**].
           ----

     1.6  "Excluded Claims" shall mean only those claims [**] which [**] to: (a)
           ---------------
[**] ; (b) [**], wherein the [**] or



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                                      -3-

[**] and wherein [**] (notwithstanding the foregoing, [**]); (c) [**]; (d) [**];
(e) a [**]; (f)(i) [**] on its [**], the [**], a [**]  wherein the [**] and [**]
or the [**] and (ii) [**].  As used herein, [**]


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                                      -4-

[**].

     1.7  "Genetic Material" shall mean a [**].
           ----------------

     1.8  "Human Antibody [**]" shall mean [**].




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                                      -5-

     1.9   "Human Non-Endogenous Antibody [**]" shall mean [**].
            ----------------------------------

     1.10  "Interference Settlement Procedure Agreement" shall mean the
            -------------------------------------------
Interference Settlement Procedure Agreement among the parties of even date herewith.

     1.11 "Knock-out [**]" shall mean [**].
           -------------




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                                      -6-

     1.12  "Licensee" shall mean [**].
            --------

     1.13  "Licensed Product" shall mean an Antibody Product or a Transgenic
            ----------------
Product.

     1.14  "Licensor" shall mean [**].
            --------

     1.15  "Party" shall mean GenPharm, on the one hand, and the Xenotech Group,
            -----
on the other hand.

     1.16  "Patent Rights" shall mean all claims, other than Excluded Claims, in
            -------------
(a) patent applications filed in any country of the world and patents issued or issuing thereon, owned by, or licensed to a Licensor with a right to sublicense, pursuant to a Third-Party License Agreement, that [**]; (b) all continuations, continuations-in-part, patents of addition, divisionals, reexamination certificates, reissues or extensions, including supplemental protection certificates, of


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                                      -7-
any of (a) above; and (c) all foreign counterparts applied for, issued or issuing on any of (a) or (b) above. [**].

     1.17  "Patent Rights [**]" shall mean the [**].
            ------------------

     1.18  "Relevant Patent" shall mean a [**].
            ---------------

     1.19  "Third-Party License Agreement" shall mean an agreement between a
            -----------------------------
Licensor and a non-Affiliate third party that conveys to the Licensor an interest in any Patent Rights covering a [**].

     1.20  "Transgenic Product" shall mean any product [**].
            ------------------


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                                      -8-

     1.21 "Transgenic [**]" shall mean [**].
          ---------------

     1.22 "Xenotech Group" shall mean Cell Genesys, Abgenix, Xenotech and Japan
           --------------
Tobacco, collectively.

2.   LICENSE GRANTS

     2.1  Grant by Xenotech Group for [**].  Subject to the terms and conditions
          --------------------------------
of this Agreement, each and every member of the Xenotech Group hereby grants to GenPharm a non-exclusive (except that such grant shall be exclusive even as to each member of the Xenotech Group as to [**]), worldwide, royalty-free, fully paid up, perpetual, license or sublicense, as the case may be (with the right to sublicense as set forth in Section 2.5) under its Patent Rights, to use for research, and to develop, make, have made, use, import, export or otherwise transfer physical possession of (but not to sell, lease, offer to sell or lease, or otherwise transfer title to) [**]; provided, however, that the license granted hereunder shall not include the right to use for research, or to develop, make, have made, use, import, export or otherwise transfer physical possession of [**] in connection with an [**]. In the event the [**]



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                                      -9-

[**].

     2.2  Grant by GenPharm for [**]. Subject to the terms and conditions of
          ---------------------------
this Agreement, GenPharm hereby grants to Xenotech a non-exclusive (except that such grant shall be exclusive even as to GenPharm as to [**]), worldwide, royalty-free, fully paid up, perpetual, license or sublicense, as the case may be (with the right to sublicense as set forth in Section 2.5) under its Patent Rights, to use for research, and to develop, make, have made, use, import, export or otherwise transfer physical possession of (but not to sell, lease, offer to sell or lease, or otherwise transfer title to) [**]; provided, however, that the license granted hereunder shall not include the right to use for research, or to develop, make, have made, use, import, export or otherwise transfer physical possession of [**].

     2.3  Grant by Xenotech Group for [**]. Subject to the terms and conditions
          ---------------------------------
of this Agreement, each and every member of the Xenotech Group hereby grants to GenPharm a non-exclusive (except that such grant shall be exclusive even as to each member of the Xenotech Group as to [**]), worldwide, royalty-free, fully paid up, perpetual, license or sublicense, as the case may be (with the right to sublicense as


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                                      -10-
set forth in Section 2.5) under its Patent Rights, to use for research, and to develop, make, have made, use, import, export, otherwise transfer physical possession of, sell, lease, offer to sell or lease, or otherwise transfer title to [**]; provided, however, that the license granted hereunder, shall not include the rights to use for research or to develop, make, have made, use, import, export, otherwise transfer physical possession of, sell, lease, offer to sell or lease, or otherwise transfer title to [**] to the [**].

     2.4  Grant by GenPharm for [**].  Subject to the terms and conditions of
          --------------------------
this Agreement, GenPharm hereby grants to Xenotech a non-exclusive (except that such grant shall be exclusive even as to GenPharm as to [**] selected pursuant to Section 2.1), worldwide, royalty-free, fully paid up, perpetual, license or sublicense, as the case may be (with the right to sublicense as set forth in Section 2.5) under its Patent Rights, to use for research, and to develop, make, have made, use, import, export or otherwise transfer physical possession of, sell, lease, offer to sell or lease, or otherwise transfer title to [**]; provided, however, that the license granted hereunder shall not include the rights to use for research, or to develop, make, have made, use, import, export or otherwise transfer physical possession of, sell, lease, offer to sell or lease, or otherwise transfer title to [**] to the [**].



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

     2.5  Sublicenses.
          -----------

          (a) Each Licensee shall have the right to grant sublicenses of the Patent Rights licensed hereunder to its Affiliates [**].

          (b)  [**] shall have the right to grant sublicenses to [**].

          (c) [**] shall have the right to grant sublicenses of [**] and with respect to [**]:


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                                      -12-

[**]:
               (i)    as part of a [**]

               (ii)   where [**]

               (iii)  where [**] the parties [**]

               (iv)   as part [**] pursuant to [**] shall include [**].

     2.6  Termination of Sublicenses.  In the event that a license granted
          --------------------------
hereunder is terminated, any sublicense granted by the Licensee or by its Affiliates (other than from a Licensee to an Affiliate) and any further sublicenses thereunder shall, upon the written request of such sublicensee, remain in full force and effect, provided that such sublicensee is not then in


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                                      -13-
  breach of its sublicense agreement and such sublicensee agrees to be bound to the Licensor under the terms and conditions of such sublicense agreement. Further, the termination of a license granted hereunder to a party shall not affect a sublicense granted to a party whose rights have not been terminated hereunder.

     2.7  Grants by Affiliates.  Each Party shall cause its Affiliates to grant
          --------------------
the Licenses provided in this Article 2 to the extent such Affiliates possess or may acquire such rights.

     2.8  Excluded Patent Rights.  Notwithstanding the foregoing, the license
          ----------------------
grants made by the Parties in this Article 2 shall not include Patent Rights licensed prior to the Effective Date to any of the parties pursuant to licenses listed on Schedule 1.

     2.9  [**].  Japan Tobacco shall use commercially reasonable efforts, [**]
          ----
to provide for a [**]. In the event that Japan Tobacco is [**].

     2.10 [**].  The Xenotech Group shall [**]
          ----



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                                      -14-

[**].

     2.11 [**].  GenPharm shall have an option to obtain the grant of a
          ----
sublicense pursuant to the [**]. If such option is exercised, [**] such option is exercised. In such event, [**] royalties as set forth in [**] and to other terms and conditions of the [**] applicable to sublicensees.

     2.12  [**]  As long as [**] is an [**] if requested by a [**] regarding
           ----
obtaining [**] provided such [**].


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                                      -15-

3.   PAYMENTS TO GENPHARM

     3.1  Initial Payments.  In consideration of this Agreement and the
          ----------------
Settlement and Release Agreement among the parties effective as of the Effective Date, the Xenotech Group will pay to GenPharm [**]. Of this payment [**] shall be paid in cash within fifteen business days after execution of this Agreement (as to which time is of the essence) and $15,000,000 by delivery on the Effective Date of a convertible note from Cell Genesys in the form attached as Exhibit A hereto. Upon such cash payment, GenPharm shall promptly provide a written acknowledgement thereof to each member of the Xenotech Group.

     3.2  Payments for Relevant Patent.  Xenotech shall make the following
          ----------------------------
payments to GenPharm:

          (a) $7,500,000, within thirty business days after notice by GenPharm to each member of the Xenotech Group including [**]

          (b) $7,500,000, within thirty business days after the earlier of (1) notice by GenPharm to each member of the Xenotech Group including [**]



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                                      -16-

[**].

          (c) Any payments to be made to GenPharm pursuant to this Section 3.2 shall be in cash. Time shall be of the essence with respect to the time period for each such payment.

          (d) Japan Tobacco agrees (i) that it shall provide funding, or cause one of its subsidiaries to provide funding, to Xenotech, to the extent needed, for one-half of each payment under Sections 3.2 (a) and (b) as it becomes due (the "Japan Tobacco Share"), (ii) that it shall cause Xenotech to make payment of such funds to GenPharm, and (iii) if Xenotech fails to make either such payment as it becomes due, upon demand by GenPharm, that it shall forthwith pay to GenPharm the Japan Tobacco Share specified in this Section 3.2(d) in immediately available funds. Cell Genesys and Abgenix each agrees (i) to provide funding to Xenotech, to the extent needed, for the other one-half of each payment under Sections 3.2 (a) and (b) as it becomes due (the "Cell Genesys/ Abgenix Share"), (ii) that each of them and they together shall cause Xenotech to make payment of such funds to GenPharm, and (iii) if Xenotech fails to make either such payment as it becomes due, upon demand by GenPharm, that they shall be jointly and severally obliged forthwith to pay to GenPharm the Cell Genesys/ Abgenix Share specified in this



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                                      -17-

Section 3.2(d) in immediately available funds. Japan Tobacco, Cell Genesys and Abgenix each agrees and acknowledges that their respective covenants and obligations under this Section 3.2(d) are its direct covenants and obligations and each hereby waives any claims or rights which might arise or be implied if these obligations were construed to be guarantees or if any other party hereto were to become subject to a proceeding under bankruptcy law. Without limiting the generality of the foregoing, each of Japan Tobacco, Cell Genesys and Abgenix agrees that its respective obligations to make the payments specified in this
Section 3.2(d) are in no way conditioned on or contingent upon any attempt to enforce in whole or in part any of the payments due to GenPharm or the existence or continuance of Xenotech as a legal entity, and the respective obligations to make such payments are not lessened or abrogated by the consolidation or merger of Xenotech with or into any other entity, the sale, lease or disposition by Xenotech of all or substantially all of its assets to any other entity, the bankruptcy or insolvency of Xenotech (or any amendment, modification or stay of GenPharm's rights which may occur in any bankruptcy or reorganization case, whether or not assented to by GenPharm), the admission by Xenotech of its inability to pay its debts as they mature, or the making by Xenotech of a general assignment for the benefit of, or entering into a composition or arrangement with, creditors. Each of Japan Tobacco, Cell Genesys and Abgenix acknowledges that to the extent of its respective obligations set forth in this
Section 3.2(d), such party has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to Xenotech. Each of Japan Tobacco, Cell Genesys and Abgenix further waives, to the extent permitted by applicable law, (i) any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of such party against Xenotech; (ii) any set off or counterclaim or any defense which results from any disability of Xenotech; (iii) any right to exoneration of sureties which would otherwise be applicable; (iv) any right of subrogation or reimbursement, but only for so long as GenPharm has not been paid in full; and (v) any right to be informed by GenPharm of the financial condition of Xenotech or any other circumstances bearing upon the risk of nonpayment by Xenotech. GenPharm agrees and acknowledges that, if it receives the payments under this Section 3.2(d) from or on behalf of either Japan Tobacco or Cell Genesys and Abgenix, but not the other, the party or parties which made or caused to be made any such payments shall continue, subject to the terms hereof, to be entitled to all rights under this Agreement or any sublicense to it from Xenotech under this Agreement.

     3.3  No Deduction or Set-off, etc.  All payments under this Article 3 shall
          -----------------------------
be made without any set-off and without deduction whatsoever for or on account of any non-United States taxes or similar governmental charges or costs of transfer.

4.   THIRD-PARTY LICENSES

     4.1  Rights under Third-Party Licenses.  Each Licensor shall have the
          ---------------------------------
following obligations to ensure that a Licensee shall have all rights under Third-Party License Agreements anticipated by the license granted hereunder:

          (a) In the event that a Licensor elects to [**], Licensor shall take all such actions as may be reasonably necessary to [**] under such Third-Party License Agreement.

          (b)  In the event that Licensor receives [**], Licensor shall [**].

          (c) In the event that Licensor receives [**] proposes to [**] or has [**] and, if requested by Licensee, shall [**].

          (d) No Licensor shall [**] Third-Party License Agreement [**] Third-Party License Agreement [**].

          (e) Schedule 2 includes a complete list of each Third-Party License Agreement (excluding those Third-Party License Agreements Listed on Schedule 1) to which each Licensor is a party and for which such Licensor has sublicensing rights. Each Licensor will provide, within 30 days after the Effective Date a revised Schedule 2 setting forth all royalties, license fees, milestone payments, and similar payments due to any third party for which Licensee may become obligated under Section 4.2, which Schedule 2 shall be updated on a semi-annual basis.

     4.2  Obligations to Third Parties.
          ----------------------------

          (a) Each Licensee receiving sublicense rights hereunder shall be responsible for any payments or other obligations of a sublicensee arising under Third-Party License Agreements in connection with the commercialization of a Licensed Product by such Licensee, its Affiliates and sublicensees. Such Licensee shall provide to Licensor copies of all royalty reports required to be delivered under a Third-Party License Agreement.

          (b) Each Licensee shall be responsible for any incremental payments that may result from Licensor granting to or


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                                      -21-
obtaining for Licensee sublicense rights in any Third-Party License Agreement to which such Licensee has consented (lack of consent to negate any such sublicense rights).

     4.3  Notice of Third-Party Licenses.  Licensor shall give Licensee written
          ------------------------------
notice within 30 days after execution of the material terms of any Third-Party License Agreement entered into after the Effective Date of this Agreement that affects such Licensee.

5.   PATENTS

     5.1  Patent Enforcement.  Each Party shall have the [**] and patent
          ------------------
applications worldwide relating to [**] and, subject to the Interference Settlement Procedure Agreement, conducting any interferences, oppositions, reexaminations, or requesting reissues or patent term extensions with respect to such Patent Rights. Each Party shall have the exclusive right to enforce, or defend any declaratory judgment action, at its expense, involving its own Patent Rights. Such Party shall have the right to retain any recovery received as a result of any such claim, suit or proceeding.

     5.2  Infringement Claims.  If the development, production, sale or use of
          -------------------
any Licensed Product pursuant to this Agreement results in any claim, suit or proceeding alleging patent

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                                      -22-
infringement against a Licensee (or its Affiliates or sublicensees), the Licensee shall have the exclusive right to defend and control the defense of any such claim, suit or proceeding, at its own expense. Licensee shall not be entitled as part of the settlement of any such claim, suit or proceeding, to admit the invalidity of another party's Patent Rights without that other party's written consent.

     5.3  Patent Marking.  Licensee agrees to mark and have its Affiliates and
          --------------
sublicensees mark all Licensed Products sold pursuant to this Agreement in accordance with the applicable statutes or regulations in the country or countries of manufacture and sale thereof.

6.   REPRESENTATIONS AND WARRANTIES

     6.1  Representations of Each Party.  Each party represents and warrants
          -----------------------------
that:

          (i) it has the full right and authority to enter into this Agreement and grant each of the rights, licenses and sublicenses that it has granted herein;

          (ii) as of the Effective Date, it will not have in effect any grant, and will not grant in the future, any rights inconsistent or in conflict with the rights, licenses and sublicenses granted or to be granted herein, nor does any of its Affiliates have any rights inconsistent, or in conflict with, the rights, licenses and sublicenses granted or to be granted herein by a party;

          (iii) upon proper execution, delivery and performance of the Settlement Agreement, there will be no existing or threatened actions, suits or claims pending against such party with respect to its Patent Rights or the right of such party to enter into and perform its obligations under this Cross License Agreement;

          (iv) except as set forth on Schedule 3, prior to the Effective Date, it has made no grant, assignment, transfer, license or sublicense, or taken any other action with respect to any invention, patent or patent application (other than actions in the normal course of patent prosecution) which would have been included in the grant of Patent Rights under Article 2 but for such grant, assignment, transfer, license, sublicense or action;

          (v) it will not make any grant, assignment, transfer, license or sublicense, or take any other action with respect to any invention, patent or patent application which would be in conflict with the grant of Patent Rights under Article 2; and

          (vi) to best of the knowledge of its officers and directors, no employee, consultant, former employee or former consultant of such Party, in the course of their employment or consultancy, is the inventor or co-inventor or has any rights to any invention, patent application [**].

     6.2  Representations of GenPharm.  GenPharm represents and warrants that:
          ---------------------------

          (i) Pharming B.V. has been granted no rights by GenPharm that, but for such grant, would be within the grant of Patent Rights made by GenPharm under Article 2, and, to the best of GenPharm's knowledge, Pharming B.V. has no rights within the grants of Patent Rights made under Article 2, outside of those set forth on Schedule 2 hereto.

          (ii) to the best of GenPharm's knowledge and belief, any jointly owned Research Inventions (as defined in the Agreement between GenPharm and LeukoSite, Inc. ("LeukoSite") dated January 1, 1995, as amended (the "LeukoSite Agreement")) that have been created under the LeukoSite Agreement which, if wholly owned by GenPharm would have been included in the grant of Patent Rights made by GenPharm under Article 2, are so included, and nothing in the LeukoSite Agreement or in any other agreement between LeukoSite and GenPharm conflicts with GenPharm's grants of Patent Rights under Article 2.

          (iii)  attached hereto as Exhibit B is an [**].

     6.3  Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS
          ----------
AGREEMENT, EACH PARTY MAKES NO REPRESENTATIONS AND EXTENDS


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                                      -25-

NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING.

7.   INDEMNITY

          Each Licensee agrees to indemnify and hold harmless the Licensor, its Affiliates and their directors, officers, employees and agents from and against any liabilities suffered or incurred in connection with third-party claims arising from the manufacture, use, sale, import or other distribution of any Licensed Product by such Licensee, its Affiliates or their sublicensees. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made for indemnification against a Licensee under this
Section 7, notify the Licensee in writing of the commencement thereof and generally summarize such action. Licensee shall have the right to assume the defense of such claim. The failure to notify a Licensee promptly of the commencement of any such action shall not relieve the Licensee of its obligations under this Section 7 unless such failure is prejudicial to the ability of the Licensee to defend such action.

8.   TERM AND TERMINATION

     8.1  Effectiveness.  This Agreement shall become effective as of the
          -------------
Effective Date and the license rights granted under Article 2 above shall be in full force and effect as of such date.

     8.2  Term.  Unless earlier terminated as to the other provisions of this
          ----
Article 8, this Agreement shall continue in full force and effect until the expiration of the last to expire patent within the Patent Rights.

     8.3  Termination for Breach.  In the event a party shall have materially
          ----------------------
breached or defaulted in the performance of any of its material obligations hereunder, and such breach shall have continued for sixty days after written notice thereof was provided to the breaching party by a nonbreaching party, such nonbreaching party may terminate this Agreement as to such breaching party. Any termination shall become effective at the end of such 60-day period unless the breaching party has cured any such breach or default prior to the expiration of the sixty day period.

     8.4  Specific Enforcement.  In the event of breach of any provision herein
          --------------------
by a party, the nonbreaching party shall have, in addition to all other rights and remedies in law or in equity, the right to have this Agreement and any provision herein specifically enforced by any court having equity jurisdiction, it being stipulated by the parties that any such breach will cause irreparable injury to the non-breaching party and that money damages will not provide an adequate remedy.

     8.5  Survivability.  Article 6, Article 7, Section 8.4, this Section 8.5,
          -------------
Section 9.1, Section 9.7 and Section 9.8 shall survive the expiration and any termination of this Agreement for any reason.

9.   MISCELLANEOUS

     9.1  Governing Laws.  This Agreement shall be interpreted and construed in
          --------------
accordance with the laws of the State of California, without regard to conflicts of law principles.

     9.2  Waiver.  It is agreed that no waiver by any party hereto of any breach
          ------
or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

     9.3  Assignment.  This Agreement and the license granted hereunder may not
          ----------
be assigned, except by a party to (a) an Affiliate of such party or (b) an entity that acquires all or substantially all of the business segment of such party to which this Agreement relates; provided, however, that any acquiring entity shall agree in writing to be bound by the terms of this Agreement. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the parties.

     9.4  Compliance with Laws.  In exercising their rights under this license,
          --------------------
the parties shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this license.

     9.5  Notices.  Any notice required or permitted to be given to the parties
          -------
hereto shall be given in writing and shall be deemed to have been properly given if delivered in person or when received if mailed by first class certified mail to the other party at the appropriate address as set forth below or to such other addresses as may be designated in writing by the parties from time to time during the term of this Agreement.

     Xenotech:               Xenotech, L.P.
                             7601 Dumbarton Circle
                             Fremont, CA  94555
                             Attn: Chief Financial Officer

     Japan Tobacco Inc.:     Japan Tobacco Inc.
                             JT Building
                             2-1 Toranomon 2-chome
                             Minato-ku, Tokyo 105
                             Japan
                             Attn: Vice President,
                             Pharmaceutical Division

     with a copy to:         JT America Inc.
                             1825 South Grant Street, Suite 220
                             San Mateo, CA 94402
                             Attn: President
     and to:                  Gilbert, Segall and Young LLP
                              430 Park Avenue
                              New York, NY  10022
                              Attn:  Neal N. Beaton, Esq.

     Cell Genesys, Inc.:      Cell Genesys, Inc.
                              342 Lakeside Drive
                              Foster City, California 94404
                              Attn:  President and CEO

     with a copy to:           Heller Ehrman White & McAuliffe
                              525 University Avenue
                              Palo Alto, California  94301
                              Attn:  Julian N. Stern, Esq.

     Abgenix, Inc.            Abgenix, Inc.
                              7601 Dumbarton Circle
                              Fremont, CA  94555
                              Attn:  President and CEO

     with a copy to:          Heller Ehrman White & McAuliffe
                              525 University Avenue
                              Palo Alto, California  94301
                              Attn:  Julian N. Stern, Esq.

     GenPharm International,  GenPharm International, Inc.
      Inc.                    855 California Ave., Suite C
                              Palo Alto, CA  94304
                              Attn:  CEO


     9.6  Severability.  In the event that any provision of this Agreement
          ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision and the parties shall discuss in good faith appropriate revised arrangements.

     9.7  Waiver of Jury Trial.  EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY
          --------------------
APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM.

     9.8  Limitation on Liability.  NO PARTY SHALL BE LIABLE TO ANOTHER FOR ANY
          -----------------------
PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR ANY OBLIGATION RESULTING HEREFROM.

     9.9  Complete Agreement.  It is understood and agreed that this Agreement
          ------------------
constitutes the entire agreement, both written and oral, among the parties with respect to the subject matter hereof, and that all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on any of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of all of the parties.

     9.10 Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed to be an original and both together shall be deemed to be one and the same agreement.

     9.11  Headings.  The captions to the several Articles and Sections hereof
           --------
are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

     9.12 No Territorial Restriction.  Nothing in this Agreement shall impose a
          --------------------------
territorial restriction on a Party's right to manufacture, use or market any product or technology within the European Union.

     IN WITNESS WHEREOF, the parties have executed this Agreement, their respective officers hereunto duly authorized, as of the day and year first above written.


XENOTECH, L.P.                              JAPAN TOBACCO INC.
BY:  XENOTECH, INC.
     ITS GENERAL PARTNER                    By: /s/ Masakazu Kakei
                                               ---------------------------

     By: /s/ Raymond M. Withy               Name:  Masakazu Kakei
        --------------------------               -------------------------

     Name: Raymond M. Withy                 Title: Managing Director
          ------------------------                 Pharmaceutical Business
                                                   -----------------------
     Title: Chairman
           -----------------------

                                            CELL GENESYS, INC.

     By: /s/ Takashi Kamiya                 By: /s/ Stephen A. Sherwin
        --------------------------             ---------------------------

     Name: Takashi Kamiya                   Name:   Stephen A. Sherwin
          ------------------------                ------------------------

     Title: President and CEO               Title: Chairman and CEO
           -----------------------                ------------------------


     ABGENIX, INC.                          GENPHARM INTERNATIONAL, INC.


     By: /s/ R. Scott Greer                 By: /s/ Jonathan MacQuitty
        --------------------------             ---------------------------

     Name:   R. Scott Greer                 Name:   Jonathan MacQuitty
          ------------------------                ------------------------

     Title:  President & CEO                Title:  CEO
           -----------------------                ------------------------

                                  Schedule 1
                                  ----------

[**]


**   Confidential Treatment Requested

                                  Schedule 2
                                  ----------

[**]


**   Confidential Treatment Requested

                                  Schedule 3
                                  ----------

[**]


**   Confidential Treatment Requested

                                   Exhibit A
                                   ---------

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                   CONVERTIBLE SUBORDINATED PROMISSORY NOTE
                   ----------------------------------------

$15,000,000                                              Foster City, California

                                                                  March 26, 1997


     Cell Genesys, Inc., a Delaware corporation ("Company"), for value received, hereby promises to pay to the order of GenPharm International, Inc. ("Holder") in lawful money of the United States at the address of Holder set forth below, the principal sum of Fifteen Million Dollars ($15,000,000), together with interest on the unpaid principal at the rate of seven percent (7%) per annum, payable semi-annually, beginning on September 30, 1997 until the Maturity Date, as defined below. All outstanding principal and interest shall be payable in full on the Maturity Date.

     The Maturity Date shall be September 30, 1998; provided that if the Company does not elect to adjust the Conversion Price (as defined below) as provided in
Section 1.4(a) by providing notice of such election to the Holder no later than February 28, 1998, the Maturity Date shall be March 31, 1998. If the Company does so elect, the Conversion Price (as defined below) shall be adjusted as set forth in Section 1.4(a). The Maturity Date May, at the election of the Holder, be extended as provided in Section 5.

     If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or a public holiday under the laws of the State of California, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.

     Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to Company for cancellation.

     The Company waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor. No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right under this Note. This Note is being delivered in and shall be construed in accordance with the laws of the State of California.

     If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys fees and costs incurred by Holder.

     In addition, the Holder of this Note by acceptance hereof agrees to the following terms and conditions:

1.   CONVERTIBILITY

     1.1  Conversion.  Subject to the provisions of this Note, at any time prior
          ----------
to 12:00 p.m., Pacific Time, on the earlier of the Maturity Date or the Redemption Date, at the option of the Holder all or any portion of not less than $90,000 of the outstanding principal amount of this Note and all or any portion of accrued and unpaid interest on this Note shall be converted from time to time into shares of Common Stock of the Company (or such other security into which this Note becomes convertible pursuant to Section 1.4 below, in either case, the "Shares") at a conversion price (the "Conversion Price") equal to $9.00 per share (adjusted as provided in Section 1.4 below).

     1.2  Mechanics of Conversion.  This Note or a specified portion thereof
          -----------------------
shall be converted by the Holder, pursuant to Section 1.1, by surrender of this Note to the Company at the address set forth below together with a notice of election to convert all or a specified portion of the principal and a specified portion of the accrued and unpaid interest into Shares. If only a specified portion of the Note is so converted, a notation of such amount shall be placed on the Note and the Note shall be returned to the Holder. From and after the date of the surrender, (i) the rights of the Holder of the surrendered Note or the specified portion thereof as such shall (to the extent of such principal amount and any accrued and unpaid interest converted) cease, and (ii) Holder shall be treated for all purposes as the record holder of the Shares into which such principal and/or interest has been converted. The Company shall, as soon as practicable after the conversion issue and deliver to the Holder of the surrendered Note or specified portion thereof, at the address designated by such Holder, a certificate or certificates (issued as of the date of conversion) for the Shares into which the principal amount and any accrued and unpaid interest has been converted.

     1.3  Fractional Shares.  No fractional shares shall be issued upon
          -----------------
conversion of the outstanding principal amount of this Note and any accrued and unpaid interest on this Note. In lieu of any fractional shares to which the Holder of this Note would otherwise be entitled, this Company shall pay cash equal to such fraction multiplied by the Conversion Price.

     1.4  Adjustments.
          -----------

          (a)  Adjustment for Extension of Maturity Date.  If the Company
               -----------------------------------------
elects to adjust the Conversion Price and gives notice of such election to Holder no later than February 28, 1998, it shall be adjusted to equal the lower of (x) $9.00 or (y) 115% of the average of the closing prices of the Shares on the Nasdaq National Market (or such other securities market which is the principal trading market for the Shares) over the 30 trading days immediately preceding February 28, 1998.

          (b)  Equitable Adjustments.  The number of Shares to be issued upon
               ---------------------
conversion of this Note and the Conversion Price shall be equitably adjusted for stock splits, stock dividends, subdivisions, and the like. In the case of any merger, consolidation, sale of all or substantially all of the assets, or similar transaction in which the holders of the Company's Common Stock would receive securities other than Company Common Stock, this Note shall become convertible into the number and kind of securities as the Holder would have received in such transaction in exchange for the shares of Company Common Stock into which this Note was convertible immediately prior to the closing such transaction, and the Conversion Price shall be equitably adjusted.

2.   REDEMPTION

     2.1  Redemption.  This Note may be redeemed at any time on or after August
          ----------
31, 1997 if the closing price of the Shares on the Nasdaq National Market (or such other securities market which is the principal trading market for the Shares) is at least 130 percent of the Conversion Price on at least 20 of the 30 trading days immediately preceding the date of notice of redemption.

     2.2  Notice of Redemption.  The Company shall, at least 30 days prior to
          --------------------
the date fixed by the Company for redemption (the "Redemption Date"), notify the Holder of such Redemption Date. The notice of redemption shall state:

          (a)  the Redemption Date,

          (b)  the accrued interest to the Redemption Date, and

          (c) that on the Redemption Date the Note will become due and payable, and that interest thereon shall cease to accrue on and after said date. To the extent permitted by applicable law, the Company's notice of redemption shall be irrevocable. The Holder may convert this Note pursuant to Section 1 above at any time prior to 12:00 p.m., Pacific Time, on the Redemption Date. The Holder may extend the Redemption Date as provided in Section 5.

3. NOTE AGREEMENT; SUBORDINATION This Note is issued pursuant to that certain Convertible Note Purchase Agreement of even date between the Company and the Holder (the "Note Agreement") and is subject to the terms thereof. This Note and the indebtedness evidenced hereby is subordinate to any and all Senior Debt, as defined in the Note Agreement, on the terms set forth in the Note Agreement and in any subordination agreement entered into pursuant thereto by the Holder, which Senior Debt subordination agreement shall not restrict the Holder from enforcing its rights under this Note even though the Company may be in default under its Senior Debt subordination agreement.

4.   EVENTS OF DEFAULT; ACCELERATION     The occurrence of any of the following
shall constitute an "Event of Default" under this Note:

     (a) The Company shall fail to pay any interest or other payment required under the terms of this Note on the date due and such default is not cured by the Company within five days after the Holder has give the Company notice of such default; or

     (b) The Company shall breach the covenant set forth in Section 7.1 under the Note Agreement; or

     (c) There shall occur any Change of Control of the Company. For purposes of this Section 4, "Change of Control" means any of the following results in the shareholders of the Company, immediately preceding such event (or combination of events), ceasing to hold, by reason of their holding of Company shares before the event, a majority of the voting interest of the Company or the Successor
Company: (i) a merger or consolidation of the Company with another corporation or entity, whether or not the Company is the survivor, (ii) a transfer by the Company of substantially all its operating assets, whether in a single transaction or series of transactions, or (iii) the transfer of a majority of the outstanding voting shares of the Company pursuant to a tender offer or exchange offer, or multiple offers. The term "Successor Company" in the preceding sentence means any of (A) a company into which the Company is merged or consolidated resulting in the Change of Control, (B) a company to which the majority of the operating assets of the Company are transferred resulting in the Change of Control, (C) a company which makes an exchange offer resulting in the Change of Control or (D) a company which owns all of the outstanding shares of a company described in clause (A), (B) or (C); or

     (d) The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature; (iii) make a general assignment for the benefit of its or any of its creditors; (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute); (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

     (e) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.

     Upon the occurrence or existence of an Event of Default (other than an Event of Default referred to in clauses (d) or (e) above) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Company, declare all outstanding obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence of any Event of Default referred to in clauses (d) or (e), all outstanding obligations payable by the Company hereunder shall be immediately due and payable with presentation of demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

5.   HOLDERS' RIGHT TO EXTEND MATURITY DATE OR REDEMPTION DATE

     Notwithstanding anything to the contrary in this Note, the Holder, by notice to the Company given at least ten days before the Maturity Date or the Redemption Date, as the case may be, may elect to extend the Maturity Date or Redemption Date for such number of days, if any, that during the 30 days immediately prior to such Maturity Date or Redemption Date the Holder was disabled from selling Registrable Securities pursuant to the Registration in accordance with Section
5.3 of the Note Agreement by reason of either (i) a notification described in clause (d) of subsection 5.3.3 of the Note Agreement (relating to a deficiency in the prospectus), or (ii) the market stand-off obligations in Section 6.2 of the Note Agreement.

6. NOTICES Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given upon written confirmation of telex or telecopy or upon delivery if personally delivered or upon deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

     If to Holder            GenPharm International, Inc.
                             855 California Ave., Suite C
                             Palo Alto, CA  94304
                             Attn:  CEO

     Address for payment:    GenPharm International, Inc.
                             855 California Ave., Suite C
                             Palo Alto, CA  94304
                             Attn:  CEO

     If to the Company:      Cell Genesys, Inc.
                             342 Lakeside Drive
                             Foster City, California 94404
                             Attn: President and CEO

Each of the above addresses may change its address for purposes of this paragraph by giving to the other addressee notice in conformance with this paragraph of such new address.

7. DEFAULT RATE: USURY. During any period in which an Event of Default has occurred and is continuing, Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus two percent (2%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

8. EXPENSES. If action is instituted to collect this Note, Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action whether or not a lawsuit is actually filed.

9. GOVERNING LAW. This Note shall be governed by the laws of the State of California (without giving effect to its conflict of law provisions).

                                  CELL GENESYS, INC.

                                  By: ____________________________________
                                  Title: President and
                                         Chief Executive Officer

                                   Exhibit B
                                   ---------

[**]


**   Confidential Treatment Requested